UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023 (September 12, 2023)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2023, an affiliate of Warner Music Group Corp. (the “Company”) entered into new employment agreements (the “Employment Agreements”) with Guy Moot, Co-Chair and Chief Executive Officer of Warner Chappell Music, and Carianne Marshall, Co-Chair and Chief Operating Officer of Warner Chappell Music, extending the terms of their employment through March 31, 2028. Effective as of October 1, 2023, the new agreements increase the base salary for Mr. Moot from $1,750,000 to $2,187,500 and the base salary for Ms. Marshall from $1,250 000 to $1,562,500. Beginning with the Company’s 2024 fiscal year, the new agreements provide for discretionary annual long-term incentive awards having a grant date target value of $1,500,000 for each of Mr. Moot and Ms. Marshall, and increases in annual discretionary bonus targets from $1,750,000 to $2,187,500 for each of Mr. Moot and Ms. Marshall. The annual long-term incentive awards will have the same terms as those granted to other executives of the Company. All other material terms of Mr. Moot’s and Ms. Marshall’s employment remain unchanged from their previously disclosed terms.

The foregoing description of the Employment Agreements is subject to, and qualified in its entirety by, the complete text of the Employment Agreements. The Employment Agreements will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President and General Counsel

Date: September 15, 2023